Exhibit 10.1

AURA MINERALS INC.

OMNIBUS INCENTIVE PLAN

Effective June 20, 2024

AURA MINERALS INC.

OMNIBUS INCENTIVE PLAN

Aura Minerals Inc. (the "Corporation") hereby establishes this Omnibus Incentive Plan (the "Plan") for certain qualified directors, executive officers, employees, and consultants of the Corporation or any of its Subsidiaries. The Plan shall become effective on the Effective Date (as defined below) and shall remain in effect, subject to the right of the Board (as defined below) to amend or terminate the Plan at any time pursuant to Section 10.3, until the tenth (10th) anniversary of the Effective Date. Except as otherwise specifically permitted in the Plan or a Grant Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 1
INTERPRETATION

Section 1.1 Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively:

(1)    "Account" means an account maintained for each Participant on the books of the Corporation which will be credited with Options, Share Appreciation Rights, PSUs, RSUs or DSUs, as applicable, and Dividend Equivalents (other than in respect of Options and Share Appreciation Rights), in accordance with the terms of this Plan;

(2)    "Active Employment" means, in the case where the Participant is an employee, the period during which the Participant performs work for the Corporation or any of its Subsidiaries. For certainty, "Active Employment" shall be deemed to include, as applicable, (a) any period of vacation, disability, or other leave permitted by the Employment Standards Legislation or applicable human rights legislation, and (b) any period constituting the minimum notice of termination period that is required to be provided to an employee pursuant to the minimum requirements of the Employment Standards Legislation. "Active Employment" shall be deemed to exclude any other period that follows or ought to have followed, as applicable, the later of (i) the effective termination or resignation date of employment, or (ii) the end of the minimum notice of termination period that is required to be provided to an employee pursuant to the minimum requirements of the Employment Standards Legislation;

(3)    "Active Engagement" means any period in which a Participant who is not an employee of the Corporation or any of its Subsidiaries provides services to the Corporation or any of its Subsidiaries. For certainty, "Active Engagement" shall exclude any period that follows, or ought to have followed, a Participant’s last day of providing services to the Corporation or any of its Subsidiaries, including at common law or civil law;

(4)    "Affiliate" has the meaning ascribed thereto under the Securities Act (Ontario);

(5)    "Associate" has the meaning ascribed thereto under the Securities Act (Ontario);

(6)    "Award" means an Option, a Share Appreciation Right, a PSU, an RSU and/or a DSU, as applicable, granted to a Participant pursuant to the terms of the Plan and the applicable Grant Agreement and/or a Cash Equivalent and a Dividend Equivalent, as applicable, granted under the Plan;

(7)    "Board" means the board of directors of the Corporation;

(8)    "Black-Out Period" means a period of time when, pursuant to any policies of the Corporation or determination by the Board, any securities of the Corporation may not be traded by certain Persons designated by the Corporation;

(9)    "Business Day" means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Toronto, Ontario for the transaction of banking business;

(10)      "Cash Equivalent" means the amount of money equal to the Fair Market Value multiplied by the number of vested PSUs, RSUs or DSUs, as applicable, in the Participant’s Account, net of any applicable taxes in accordance with Section 11.2, on the PSU Settlement Date, the RSU Settlement Date, or the DSU Settlement Date, as applicable;

(11)    "Cause" shall mean:

(a)    in respect of a Participant who is an employee, the occurrence of any applicable grounds at common law or civil law, as applicable, for which the Corporation, a Subsidiary, or an Affiliate is entitled to terminate the Participant’s employment summarily without notice and without compensation or damages in lieu of notice (and whether or not the grounds relied upon also constitute just or sufficient cause for purposes of the Employment Standards Legislation); or

(b)    in respect of a Participant who is not an employee, (i) if the Participant is a party to a written service agreement with the Corporation or a Subsidiary, and within such agreement "Cause" (or such other similar term which would allow the service agreement to be terminated without any notice of pay in lieu thereof) is defined, "Cause" (or such other similar term) as defined in such service agreement, or (ii) if the Participant is not a party to a written service agreement with the Corporation or a Subsidiary, within which "Cause" (or such other similar term which would allow the service agreement to be terminated without any notice of pay in lieu thereof) is defined, any reason determined by the Corporation or a Subsidiary to terminate the service relationship, without notice or payment in lieu of notice in accordance with applicable law, and for the purposes of the Plan, the determination by the Corporation or a Subsidiary that a Participant was discharged for Cause shall be binding on the Participant;

(12)    "Change of Control" means:

(a)    the consummation of any transaction or series of transactions including any consolidation, amalgamation, arrangement, merger or issue of voting shares in the capital of the Corporation, the result of which is that any Person or group of Persons acting jointly or in concert for purposes of such transaction becomes the beneficial owner, directly or indirectly, of more than 50% of the voting shares in the capital of the Corporation, measured by voting power rather than number of shares (but shall not include the creation of a holding company or similar transaction that does not involve any material change in the indirect beneficial ownership of the shares in the capital of the Corporation);

(b)    the direct or indirect sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation, taken as a whole, to any Person or group of Persons acting jointly or in concert for purposes of such transaction (other than to any affiliates of the Corporation);

(c)    the election at a meeting of the Corporation’s shareholders of that number of individuals that would represent a majority of the Board as directors of the Corporation, who are not included in the slate for election as directors proposed to the Corporation’s shareholders by management of the Corporation or a transaction or series of transactions as a result of which a majority of the directors of the Corporation are removed from office at any annual or special meeting of shareholders or as a result of a transaction referred to in clause (a) immediately above, or a majority of the directors of the Corporation resign from office over a period of 60 days or less, and the vacancies created thereby are filled by nominees proposed by any Person other than directors or management of the Corporation in place immediately prior to the removal or resignation of the directors; or

(d)    the completion of any transaction or the first of a series of transactions which would have the same or similar effect as any transaction or series of transactions referred to in clauses (a), (b) or (c) referred to immediately above;

notwithstanding any provision in the definition of "Change of Control" to the contrary, for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change of Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change of Control described above with respect to such Award a Change of Control shall not be deemed to have occurred unless both a Change of Control and a "change in the ownership of a corporation," "change in the effective control of a corporation," or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of the Nonqualified Deferred Compensation Rules as applied to the Corporation has occurred;

(13)    "Clawback Policy" means the Corporation’s written clawback policy, as in effect from time to time;

(14)    "Corporation" means Aura Minerals Inc., a corporation continued under the BVI Business Companies Act, 2004, as amended from time to time;

(15)    "consultants", where used in respect of a Canadian Participant, has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions;

(16)    "Current Grant" has the meaning ascribed thereto in Section 3.7(4);

(17)    "Disability" in respect of a Participant who is an employee, the Participant is unable to carry out the essential responsibilities and essential functions of the Participant’s employment or service by reason of any medically determinable physical or mental impairment which, provided that the Participant is entitled to accommodation under applicable human rights laws, cannot be accommodated without imposing undue hardship on the employer entity to which the Participant provides services;

(18)    "Insider Trading Policy" means the Corporation’s written insider trading policy, as in effect from time to time;

(19)    "Disqualifying Disposition" has the meaning ascribed thereto in Section 3.7(5);

(20)    "Dividend Equivalent" means a bookkeeping entry equivalent in value to a dividend paid on a Share credited to a Participant’s Account;

(21)    "Dividend Payment Date" means the date on which the Corporation pays a dividend on the Shares;

(22)    "Dividend Record Date" means the date on which the Corporation determines the record of holders of Shares entitled to receive a dividend declared by the Corporation;

(23)    "DSU" means a deferred share unit that is granted by the Corporation from time to time to a Participant that is not an employee of the Corporation or any of its Subsidiaries pursuant to Article 7 which shall upon vesting entitle the holder thereof to receive the Cash Equivalent, subject to the terms and conditions of this Plan and the applicable DSU Agreement, provided that such DSU has not expired before vesting;

(24)    "DSU Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof;

(25)    "DSU Settlement Date" has the meaning ascribed thereto in Section 7.4(1);

(26)    "Effective Date" has the meaning ascribed thereto in Section 11.9;

(27)    "Eligible Participants" means any director, executive officer, employee or consultant of the Corporation or any of its Subsidiaries (for so long as such Person is Actively Employed or Actively Engaged); provided, however, that being a consultant does not qualify a person as an Eligible Participant unless the consultant is a natural person that provides bona fide services to the Corporation and such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities;

(28)    "Employment Agreement" means, with respect to any Participant, any written employment agreement entered into between the Corporation or a Subsidiary, as applicable, on one hand, and such Participant, on the other hand, which governs the Participant’s terms and conditions of employment, including any amendments made thereto;

(29)    "Employment Standards Legislation" means the applicable employment standards legislation, as amended from time to time, that applies in the province, state, territory or country (as applicable) in which the Participant primarily works;

(30)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto;

(31)    "Exercise Notice" means a notice, in the form attached to the relevant Option Agreement, or such other form as the Board may use from time to time, in writing signed by a Participant and stating the Participant’s intention to exercise Options and the manner in which such Options are to be exercised;

(32)    "Fair Market Value" means, at any date when the market value of Shares is to be determined: (i) the VWAP on the Stock Exchange on which the Shares are then listed (or, if the Shares are then listed on more than one Stock Exchange, then using the Stock Exchange on which a majority of Shares are traded) for the five (5) trading days immediately preceding such date; or (ii), if the Shares or not listed on any Stock Exchange, the value as is determined solely by the Board, acting reasonably and in good faith and such determination shall be conclusive and binding on all Persons; provided, however, that solely with respect to awards of Options and Share Appreciation Rights to U.S. Participants (as well as any cashless exercise or net settlement of such Options and Share Appreciation Rights), "Fair Market Value" shall not be less than the closing price of the Shares on the relevant Stock Exchange on the day immediately preceding such valuation or if the Shares are not listed on any Stock Exchange, the value as it is determined solely by the Board in accordance with valuation principles of Section 409A;

(33)    "Forfeiture Policy" has the meaning ascribed thereto in Section 11.3(2)(a);

(34)    "Good Reason" has the meaning assigned to such term in the Employment Agreement or service agreement, if any, between a Participant and the Corporation or a Subsidiary, provided, however that if there is no such Employment Agreement or service agreement in which such term is defined, and unless otherwise defined in the applicable Grant Agreement or otherwise determined by the Board, then "Good Reason" shall mean:

(a)    a substantial diminution in the Participant’s authorities, duties, responsibilities, status (including officers, titles, and reporting requirements) from those in effect immediately prior to a Change of Control;

(b)    the Corporation requires the Participant to be based at a location in excess of one hundred (250) kilometers from the location of the Participant’s principal job location or office immediately prior to a Change of Control, except for required travel on Corporation business to an extent substantially consistent with the Participant’s business obligations immediately prior to a Change of Control;

(c)    a reduction in the Participant’s base salary, or a substantial reduction in the Participant’s target compensation under any incentive compensation plan, as in effect as of the date of a Change of Control; or

(d)    the failure of the Corporation to continue in effect the Participant’s participation in the Corporation’s Share Compensation Arrangements and any employee benefit and retirement plans, policies or practices, at a level substantially similar or superior to and on a basis consistent with the relative levels of participation of other similarly-positioned employees, as existed immediately prior to a Change of Control.

(35)    "Grant Agreement" means a written agreement entered into by the Corporation and a Participant evidencing the grant to such Participant of an Award, including an Option Agreement, a PSU Agreement, an RSU Agreement and a DSU Agreement;

(36)    "Incentive Stock Option" or "ISO" means an Option that is intended to meet the requirements of Section 422 of the U.S. Code;

(37)    "Insider" means a "reporting insider" as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes Associates and affiliates (as such term is defined in the TSX Company Manual) of such reporting insider;

(38)    "Intrinsic Value" has the meaning ascribed thereto in Section 3.6(2) hereof;

(39)    "Legacy Option" means an option and any applicable share appreciation right granted by the Corporation under the Legacy Option Plan which upon exercises entitle the holder thereof to acquire a designated number of Shares issued by the Corporation, subject to the terms and conditions of the Legacy Option Plan and option grant agreement, provided that such Legacy Option has not expired prior to being exercised;

(40)    "Legacy Option Plan" means the Corporation’s incentive stock option plan effective May 26, 2017, as amended June 13, 2018 and September 24, 2020, in effect on the Effective Date;

(41)    “More Than 10% Owner” has the meaning ascribed thereto in Section 3.7(2);

(42)    "Non-Exempt Deferred Compensation" means an Award that falls under the definition of non-qualified deferred compensation, as defined in Section 409A, and that does not otherwise qualify for an exemption from the application of Section 409A;

(43)    "Nonqualified Deferred Compensation Rules" means the limitations and requirements of Section 409A;

(44)    "Nonstatutory Option" means an Option that is not an ISO;

(45)    "Other Plans" has the meaning ascribed thereto in Section 3.7(4);

(46)    "Option" means an option that is granted by the Corporation from time to time to a Participant pursuant to Article 3 which shall upon exercise entitle the holder thereof to acquire and be issued with a designated number of Shares at the Option Price, subject to the terms and conditions of this Plan and the applicable Option Agreement, provided that such Option has not expired prior to being exercised;

(47)    "Option Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of Options and Share Appreciation Rights and the terms and conditions thereof;

(48)    "Option Price" has the meaning ascribed thereto in Section 3.2;

(49)    "Option Term" has the meaning ascribed thereto in Section 3.4;

(50)    "Participants" means Eligible Participants that are granted Awards under the Plan;

(51)    "Performance Criteria" means specified criteria established by the Board and set forth in the applicable Grant Agreement, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award;

(52)    "Performance Period" means the period determined by the Board at the time any Award is granted or at any time thereafter during which any Performance Criteria and any other conditions specified by the Board with respect to such Award are to be measured and by which the vesting of the Award is determined;

(53)    "Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

(54)    "Plan" means this Omnibus Incentive Plan of the Corporation, including any amendments or supplements hereto;

(55)    "PSU" means a performance share unit that is granted by the Corporation as a bonus from time to time to a Participant pursuant to Article 5 hereof which shall upon vesting entitle the holder thereof to receive fully paid up Shares issued by the Corporation or purchased on the open market, the Cash Equivalent or a combination thereof, as applicable, subject to the terms and conditions of this Plan and the applicable PSU Agreement, provided that such PSU has not expired before vesting;

(56)    "PSU Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of PSUs and the terms and conditions thereof;

(57)    "PSU Settlement Date" has the meaning ascribed thereto in Section 5.4(1);

(58)    "Replaced Award" has the meaning ascribed thereto in Section 10.2(3);

(59)    "Replacement Award" has the meaning ascribed thereto in Section 10.2(3);

(60)    "Required Delay Period" has the meaning ascribed thereto in Section 9.1(3)(a);

(61)    "Restriction Period" means a period determined by the Board, in its sole discretion, ending in all cases no later than: (a) in the case of PSUs and RSUs that, by their terms, can be settled for the Cash Equivalent at the election of the Corporation, three (3) years after the last day of the calendar year in which the performance of services for which PSUs or RSUs are remuneration were first rendered; (b) in the case of RSUs that, by their terms, cannot be settled for the Cash Equivalent at the election of the Corporation, ten (10) years from the date of grant; (c) in the case of DSUs, December 15 of the calendar year following the calendar year of the Participant’s Termination Date; (d) notwithstanding the foregoing (a) through (c), in the case of DSUs or RSUs held by eligible directors in the U.S., the thirtieth (30th) day following the Participant’s Termination Date; and (e) in every other case, the date determined by the Board at the time any Award is granted or at any time thereafter during which any PSU, RSU or DSU is subject to vesting, risk of forfeiture or deferral, as applicable;

(62)    "Retirement" means the fulfillment of the following criteria:

(a)    the Participant has participated in the Plan for at least two (2) full years prior to the applicable Termination Date (as calculated from the grant date of their first Award under this Plan);

(b)    the Participant is at least sixty (60) years of age as of the Termination Date;

(c)    the Participant provides at least twelve (12) months’ advance written notice of their intention to end of employment due to retirement; and

(d)    the Participant’s employment is not terminated for Cause prior to the conclusion of the applicable retirement notice period;

(63)    "RSU" means a restricted share unit that is granted by the Corporation as a bonus from time to time to a Participant pursuant to Article 6 which shall upon vesting entitle the holder thereof to receive a payment in the form of fully paid up Shares issued by the Corporation or purchased on the open market, the Cash Equivalent or a combination thereof, subject to the terms and conditions of this Plan and the applicable RSU Agreement, provided that such RSU has not expired before vesting;

(64)    "RSU Agreement" means a written agreement between the Corporation and a Participant evidencing the grant of RSUs and the terms and conditions thereof;

(65)    "RSU Settlement Date" has the meaning ascribed thereto in Section 6.4(1);

(66)    "Section 409A" means Section 409A of the U.S. Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto;

(67)    "Share Appreciation Right" has the meaning ascribed thereto in Section 4.1(1);

(68)    "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, Insiders, or consultants of the Corporation or a Subsidiary, including security-based compensation arrangements (or equivalent) under the rules of a Stock Exchange, a Share issued to a full-time employee, director, officer, Insider, or consultant, the subscription consideration for which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise. For greater certainty, "Share Compensation Arrangements" includes the Legacy Option Plan for such time as it is effective;

(69)    "Shares" means the common shares in the share capital of the Corporation, and such other securities as may be substituted (or re-substituted) for Shares pursuant to Article 10;

(70)    "Share Unit Vesting Determination Date" means the date on which the Board determines if the vesting conditions with respect to PSUs, RSUs or DSUs (including, any applicable Performance Criteria) have been met, and as a result, establishes the number of PSUs, RSUs or DSUs, as applicable, that become vested, if any;

(71)    "Specified Employee" has the meaning ascribed thereto in Section 9.1(3);

(72)    "Stock Exchange" means any stock exchange on which the Shares are then listed or posted for trading, and as of the Effective Date means the TSX;

(73)    "Subsidiary" means a corporation, company or partnership that is controlled, directly or indirectly, by the Corporation;

(74)    "Subsidiary Corporation" means a corporation other than the Corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

(75)    "Tax Act" means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

(76)    "Termination Date" means the date on which a Participant ceases to be an Eligible Participant as a result of the termination of their employment or engagement with the Corporation or a Subsidiary, for any reason, including death, Retirement, resignation or termination with Cause, without Cause or as a result of Disability, as applicable. For the purposes of this definition and the Plan, a Participant’s employment or engagement with the Corporation or a Subsidiary shall be considered to have terminated on the last day of the Participant’s Active Employment or Active Engagement (as applicable), as designated by the Corporation, in written notice to the Participant, as the day on which the Participant’s employment terminates for any reason whatsoever (whether or not that termination is lawful), and notwithstanding and without regard to any applicable notice of termination or reasonable notice, compensation or indemnity in lieu of notice, severance or termination pay, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, period of salary continuation, period of deemed employment or deemed service, or any claim the Participant may have thereto (whether express, implied, contractual, statutory, at common law or under civil law, or otherwise), provided that, the Participant will always receive the minimum statutory entitlements required by the Employment Standards Legislation, and, in the case of resignation by the Participant, such date may not be earlier than the date that notice of resignation was first given by the Participant to the Corporation;

(77)    "TSX" means the Toronto Stock Exchange;

(78)    "U.S. Code" the United States Internal Revenue Code of 1986, as amended from time to time and any reference to a particular section of the U.S. Code shall include references to guidance, regulations and rulings thereunder and to successor provisions;

(79)    "U.S. Participant" means, any Participant who is a United States citizen or United States resident alien as defined for purposes of Section 7701(b)(1)(A) of the U.S. Code;

(80)    “US$100,000 Limit” has the meaning ascribed thereto in Section 3.7(4);

(81)    "Vesting Year" has the meaning ascribed thereto in Section 110(0.1) of the Tax Act; and

(82)    "VWAP" means the volume weighted average trading price of the Shares, calculated by dividing the total value by the total volume of Shares traded on the relevant Stock Exchange for the relevant period;

Section 1.2 Interpretation.

(1)    Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term "discretion" or "authority" means the sole and absolute discretion of the Board.

(2)    The provision of a table of contents, the division of this Plan into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the interpretation of this Plan.

(3)    In this Plan, words importing the singular shall include the plural, and vice versa and words importing any gender include any other gender.

(4)    The words "including", "includes" and "include" and any derivatives of such words mean "including (or includes or include) without limitation". As used herein, the expressions "Article", "Section" and other subdivision followed by a number, mean and refer to the specified Article, Section or other subdivision of this Plan, respectively.

(5)    If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan, then the first day of the period is not counted, but the day of its expiry is counted.

Article 2
PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1 Purpose of the Plan.

The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

(1)    to support the achievement of the Corporation’s performance objectives;

(2)    to ensure that interests of key Persons are aligned with the success of the Corporation;

(3)    to provide compensation opportunities through which the Corporation or a Subsidiary may attract, retain and motivate able Persons to advance the long-term success of the Corporation and its Subsidiaries; and

(4)    to reward Participants for their performance of services while working for the Corporation or a Subsidiary.

Section 2.2 Implementation and Administration of the Plan.

(1)    The Plan shall be administered and interpreted by the Board. Without limiting the generality of the foregoing, but subject to Article 10 and any applicable rules of a Stock Exchange, the Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations or vary the terms of this Plan and/or any Award hereunder for carrying out the provisions and purposes of the Plan and/or to address tax or other requirements of any applicable jurisdiction. Subject to the provisions herein, the Board may, in its sole discretion, make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration and operations of the Plan as it may deem necessary or advisable, which determinations and decisions need not be uniform among Participants or Awards granted hereunder, including each of the following:

(a)    designate Eligible Participants as Participants;

(b)    determine the type or types of Awards to be granted to an Eligible Participant (including the class(es) of Eligible Participants entitled to receive certain type or types of Awards);

(c)    determine the number of Shares or amount of cash to be covered by or issuable or payable pursuant to Awards;

(d)    determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more Performance Criteria);

(e)    modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Shares or vice versa, provided that an Award to which Section 7 of the Tax Act is intended to apply shall not be settled in cash or property other than Shares (or substituted shares) except at the election of the Participant), early termination of a Performance Period, or modification of any other condition or limitation regarding an Award;

(f)    determine the treatment of an Award upon a termination of employment or other service relationship;

(g)   designate naming conventions for purposes of distinguishing between a class of Awards, for example distinguishing between Awards that are solely Share-settled or solely Cash Equivalent settled in accordance with their terms;

(h)    impose a holding period with respect to an Award or the Shares received in connection with an Award;

(i)    interpret and administer the Plan and any Grant Agreement;

(j)    correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Grant Agreement; and

(k)    make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(2)    The Board may delegate any or all of its powers and duties under the Plan to a committee or subcommittee of directors, including the power to perform administrative functions and grant Awards; provided, that such delegation does not violate applicable law, or the applicable rules of a Stock Exchange. Upon any such delegation, all references in the Plan to the "Board," other than in Article 10, shall be deemed to include any committee or subcommittee to whom such powers have been delegated by the Board. Any such delegation shall not limit the right of such committee or subcommittee members to receive Awards. The Board may also, pursuant to Section 11.1, appoint agents who are not executive officers of the Corporation or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares. Any such delegation by the Board may be revoked at any time at the Board’s sole discretion. The interpretation, administration, construction and application of the Plan and any provisions hereof made by the Board, or by any officer, manager, committee or any other Person to which the Board delegated authority to perform such functions, shall be final and binding on the Corporation, its Subsidiaries and all Eligible Participants.

(3)    No member of the Board or any Person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder. Members of the Board, and any Person acting at the direction or on behalf of the Board, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

(4)    The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issuance of any Shares or any other securities in the capital of the Corporation. For greater clarity, the Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, repurchasing Shares or any other securities in its share capital, or varying or amending its share capital or corporate structure.

(5)    Nothing contained herein shall prevent the Corporation from adopting additional Share Compensation Arrangements or other compensation arrangements from time to time, subject to any required approvals.

Section 2.3 Participation in this Plan.

(1)    The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting any Participant resulting from the grant, vesting or settlement of an Award, the exercise of an Option or Share Appreciation Right or resulting from any transactions in the Shares or any other event affecting the Awards. With respect to any fluctuations in the market price of the Shares, neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such Person or any other Person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation and its Affiliates do not assume responsibility for the income or other tax consequences resulting to any Participant and each Participant is advised to consult with his or her own tax advisors.

(2)    Participants (and their legal representatives and the liquidator, executor or administrator, as the case may be, of their respective estate) shall have no legal or equitable right, claim, or interest in any specific property or asset of the Corporation or any of its Affiliates. No asset of the Corporation or any of its Affiliates shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any of its Affiliates under this Plan. The Plan shall be an unfunded obligation of the Corporation and its Affiliates (as applicable). To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be general unsecured obligations and shall not be greater than the rights of an unsecured creditor of the Corporation.

(3)    The Corporation shall not offer financial assistance to any Participant in regards to the exercise or settlement of any Award granted under this Plan.

Section 2.4 Shares Reserved for Issuance Under the Plan.

(1)    The maximum number of Shares reserved for issuance, in the aggregate, under this Plan is 8% of the Shares as may be issued and outstanding from time to time (together with those Shares issuable pursuant to any other security based compensation arrangements of the Corporation); provided, however, that the maximum number of Shares reserved for issuance as ISOs is 5,778,960 Shares. The number of Shares subject to an Award which has been exercised or settled in cash or Shares will again be available for issuance under the Plan.

(2)    No Award that can be settled in Shares issued from treasury may be granted if such grant would have the effect of causing the total number of Shares underlying Awards made under this Plan to exceed the above-noted maximum number of Shares reserved for issuance under this Plan. For greater certainty, Section 2.4(1) shall not limit the Corporation’s ability to issue Awards that are payable other than in Shares issued by the Corporation. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The Board may also cause Shares used to satisfy the settlement of RSUs and PSUs granted under the Plan to be purchased instead on the open market.

(3)    The Corporation shall, at all times during the term of this Plan, ensure that the number of Shares it is authorized to issue is sufficient to satisfy the requirement of this Plan and the Legacy Option Plan; provided that awards will no longer be granted under the Legacy Option Plan, as of the Effective Date.

(4)    If an outstanding Award (or portion thereof) under this Plan expires or is forfeited, surrendered, cancelled, redeemed, or otherwise terminated for any reason without having been exercised or settled in full, or settled or redeemed for cash, or if Shares acquired pursuant to an Award subject to forfeiture, disgorgement or clawback are forfeited disgorged or clawed-back, the Shares covered by such Award, if any, will again be available for issuance under the Plan. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(5)    No fractional Shares shall be issued upon the exercise of any Award granted under the Plan and, accordingly, if a Participant would otherwise become entitled to a fractional Share upon the exercise of such Award, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to receive the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Any payment made to a Participant upon the settlement of any Award granted under the Plan for the Cash Equivalent shall be rounded to the next lowest cent.

(6)    For the purposes of Section 2.4(1), in the event that the Corporation cancels or purchases to cancel any of its issued and outstanding Shares and, as a result of such cancellation or purchase, the Shares issuable under the Plan exceed the maximum number of Shares set out in Section 2.4(1), no approval of the shareholders of the Corporation shall be required for the issuance of Shares on the exercise or settlement of any Awards which were granted prior to such cancellation or purchase.

(7)    For the purposes of Section 2.4(1), Shares issuable in reliance upon an exemption from the rules of a Stock Exchange applicable to Share Compensation Arrangements used as an inducement to Persons or entities not previously employed by and not previously an Insider of the Corporation shall not be included in the determination of the maximum number of Shares issuable under the Plan set out in Section 2.4(1), it being understood that, notwithstanding the foregoing, such security-based compensation arrangements can be made otherwise subject to the terms and conditions prescribed under this Plan.

Section 2.5 Limits with Respect to Insiders.

(1)    The maximum number of Shares issuable by the Corporation to Eligible Participants who are Insiders, at any time, under this Plan, the Legacy Option Plan and any other proposed or established Share Compensation Arrangement, shall not exceed eight percent (8%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis).

(2)    The maximum number of Shares issued by the Corporation to Eligible Participants who are Insiders, within any one-year period, under this Plan, the Legacy Option Plan and any other proposed or established Share Compensation Arrangement, shall not exceed eight percent (8%) of the Shares issued and outstanding from time to time (calculated on a non-diluted basis).

(3)    Any Award granted pursuant to the Plan, or securities issued under the Legacy Option Plan and any other Share Compensation Arrangement, prior to a Participant becoming an Insider, shall be excluded from the purposes of the limits set out in Section 2.5(1) and Section 2.5(2).

Section 2.6 Granting of Awards.

(1)    Any Award granted under the Plan shall be subject to the requirement that if, on the advice of counsel, the Corporation determines that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any Stock Exchange or under any law or regulation of any jurisdiction, or the consent or approval of any Stock Exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant of such Awards or the exercise of any Option or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

(2)    The Corporation may require, as a condition to the exercise of an Award or the delivery of Shares under an Award, such representations or agreements with the applicable Participant as counsel for the Corporation may consider appropriate to avoid violation of applicable securities laws. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Board may deem appropriate, including book-entry registration or delivery of share certificates. In the event that the Board determines that share certificates will be issued to Participants under the Plan, the Board may, on advice of counsel, require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Corporation may hold the share certificates pending lapse of the applicable restrictions.

Article 3
OPTIONS

Section 3.1 Nature of Options.

An Option is a right granted by the Corporation from time to time to a Participant entitling such Participant to acquire and be issued with a designated number of Shares by the Corporation at the Option Price, but subject to the provisions hereof and the provisions of the applicable Option Agreement. For the avoidance of doubt, no Dividend Equivalents shall be granted in connection with an Option.

Section 3.2 Option Awards.

Subject to the provisions set forth in this Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time, by resolution, in its sole discretion, determine the price per Share to be payable upon the exercise of each such Option (the "Option Price"), the relevant vesting provisions (including Performance Criteria and Vesting Year, if applicable), the Option Term, the date(s) and the manner in which Options may be exercised during the Option Term (including the initial year such Options will become exercisable during the Option Term so as to constitute the Vesting Year) and all other option conditions, the whole subject to the terms and conditions prescribed in this Plan or in the applicable Option Agreement, and any applicable rules of a Stock Exchange.

Section 3.3 Option Price.

The Option Price for Shares that are the subject of any Option shall be determined and approved by the Board when such Option is granted, but, subject to Section 3.7(2), shall not be less than the Fair Market Value of such Shares at the time of the grant.

Section 3.4 Option Term.

(1)    The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which, subject to Section 3.7(2), shall not be more than ten (10) years from the date the Option is granted or such shorter period as the Board may require (the "Option Term"). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options.

(2)    Should the expiration date for an Option fall during or within ten (10) days of the end of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth (10th) Business Day after the end of the Black-Out Period, such tenth (10th) Business Day to be considered the expiration date for such Option for all purposes under the Plan; provided, that, solely with respect to U.S. Participants, the expiration date shall not be extended (i) for ISOs; or (ii) if such extension would violate Section 409A. Notwithstanding Section 10.3, the ten (10) Business Day period referred to in this Section 3.4(2) may not be extended by the Board.

Section 3.5 Exercise of Options.

Prior to expiration or earlier termination in accordance with the Plan, each Option shall be exercisable at such time or times and/or pursuant to such vesting conditions as the Board at the time of granting the particular Option may determine in its sole discretion. For the avoidance of doubt, any exercise of Options by a Participant shall be made in accordance with the Insider Trading Policy.

Section 3.6 Method of Exercise and Payment of Option Price.

(1)    Subject to the provisions of the Plan and the applicable Option Agreement, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 3.5) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of such Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation (or the individual that the Corporate Secretary of the Corporation may from time to time designate) or by giving notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall, if applicable, be accompanied by full payment, by cheque, wire transfer of immediately available funds or any other form of payment deemed acceptable by the Board of the Option Price for the number of Shares specified therein and, if required by Section 11.2, the amount necessary to satisfy any taxes. Unless otherwise determined by the Board or an exercise pursuant to Section 4.2, payment of the Option Price must be provided no later than three (3) Business Days (or such other period as may be determined by the Board) following delivery by the Participant of the Exercise Notice to the Corporation.

(2)    A Participant may, in lieu of exercising Options in accordance with Section 3.6(1) elect to surrender such Options to the Corporation in consideration for an amount from the Corporation equal to the amount by which (i) the aggregate Fair Market Value of the Shares issuable under such Options, exceeds (ii) the aggregate Option Price in respect of such Options (the "Intrinsic Value") by delivering an Exercise Notice to that effect. The Corporation shall satisfy payment of the Intrinsic Value by, at the sole discretion of the Corporation, either (a) delivering to the Participant an amount in cash equal to the amount by which the Intrinsic Value exceeds any amounts withheld or deducted pursuant to Section 11.2, or (b) issuing to the Participant such number of Shares (rounded down to the nearest whole number) having a Fair Market Value equal to the amount by which the Intrinsic Value exceeds any amounts withheld or deducted pursuant to Section 11.2. The Corporation may, in its discretion, determine to make the election provided for in Section 110(1.1) of the Tax Act, if the circumstances permit.

(3)    Upon the exercise of any Option, including receipt by the Corporation of full payment of the Option Price for the number of Shares specified in the Exercise Notice, the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days (or such other period as may be determined by the Board) following such exercise, forthwith cause the transfer agent and registrar of the Shares either to:

(a)    deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)    in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of such Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

Section 3.7 Grant of Incentive Stock Options.

At the time of the grant of any Option, the Board may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option under

Section 422 of the U.S. Code and only an Option so designated shall be permitted to constitute an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(1)    shall be granted only to an employee of the Corporation or a Subsidiary Corporation;

(2)    shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted, and, if granted to a Person who owns capital stock (including stock treated as owned under Section 424(d) of the U.S. Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Corporation or any Subsidiary Corporation (a “More Than 10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on the date it is granted;

(3)    shall have an Option Term of not more than 10 years (5 years if the Eligible Participant is a More Than 10% Owner) from the date the Option is granted, and shall be subject to earlier termination as provided herein or in the applicable Grant Agreement;

(4)    shall not have an aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which Incentive Stock Options whether granted under the Plan or any other stock option plan of the Eligible Participant’s employer or any Subsidiary Corporation ("Other Plans") are exercisable for the first time by such Eligible Participant during any calendar year ("Current Grant"), determined in accordance with the provisions of Section 422 of the U.S. Code, which exceeds US$100,000 (the “US$100,000 Limit”); provided, that any Options in excess of the US$100,000 Limit shall be reclassified as Nonstatutory Options;

(5)    shall require the Eligible Participant to notify the Corporation of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the U.S. Code (relating to holding periods and certain disqualifying dispositions) ("Disqualifying Disposition") within 10 days of such a Disqualifying Disposition;

(6)    shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Eligible Participant’s lifetime, only by the Eligible Participant; provided, however, that the Eligible Participant may, to the extent provided in the Plan in any manner specified by the Board, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Eligible Participant’s death; and

(7)    shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the U.S. Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsection (4) above, as a Nonstatutory Option.

Section 3.8 Option Agreements.

Options shall be evidenced by an Option Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The Option Agreement shall contain such terms and conditions that may be considered necessary in order for the Options to comply with any provisions respecting options contained in any income tax laws or any other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Article 4
SHARE APPRECIATION RIGHTS

Section 4.1 Grant of Share Appreciation Rights.

(1)      The Board may, from time to time, grant rights ("Share Appreciation Rights") to any Participant in connection with the grant of any Option. Any such grant of Share Appreciation Rights shall be included in the applicable Option Agreement.

(2)      A Share Appreciation Right is the right to surrender to the Corporation all or a portion of an Option in exchange for an amount equal to:

(a)    the Fair Market Value as of the date such Option or portion thereof is surrendered of the Shares issuable on exercise of such Option or portion thereof, minus

(b)    the Option Price of such Option or portion thereof, relating to such Shares and any amount required to be withheld by applicable law.

Section 4.2 Exercise of Share Appreciation Rights.

(1)    Share Appreciation Rights shall be exercisable only at the same time, by the same Persons and to the same extent, that the Option related thereto is exercisable. Upon exercise of any Share Appreciation Right, the corresponding portion of the related Option shall be surrendered to the Corporation for no consideration. In the sole discretion of the Board, the Corporation may require a Participant to exercise an Option and receive Shares rather than the consideration set out in Section 4.1(2) or may (with the Participant’s prior consent in the case of an Option subject to Section 7 of the Tax Act) transfer to the Participant the number of Shares determined as the amount determined in accordance with Section 4.1(2) less any applicable withholding taxes divided by the Fair Market Value of a Share on the date the Share Appreciation Right is exercised.

Article 5
PERFORMANCE SHARE UNITS

Section 5.1 Nature of PSUs.

A PSU is an Award that, upon vesting, entitles the Participant to receive, (1) a fully paid up Share issued by the Corporation, (2) a Share purchased on the open market, (3) the Cash Equivalent or (4) a combination thereof, as the case may be, and whose grant or vesting is in whole or in part conditional on the attainment of specific Performance Criteria, all pursuant to and subject to such conditions as the Board may determine at the time of grant; such conditions will be based on a Participant’s Active Employment or Active Engagement and other pre-established vesting conditions and objectives.

Section 5.2 PSU Awards.

(1)    Subject to the provisions herein set forth and any shareholder, regulatory or Stock Exchange approval which may be required, the Board shall, at any time and from time to time, in its sole discretion, determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria) and the Restriction Period of such PSUs, the whole subject to the terms and condition prescribed in this Plan and in the applicable PSU Agreement.

(2)    In making such determination, the Board shall consider the timing of crediting PSUs, including crediting PSUs in connection with Dividend Equivalents, to a Participant’s Account, the vesting requirements and settlement timing applicable to such PSUs to ensure that the crediting of the PSUs to the Participant’s Account, the vesting requirements and settlement timing are not considered a "salary deferral arrangement" for the purposes of the Tax Act and any applicable provincial legislation.

(3)    Subject to the vesting and other conditions and provisions herein set forth and in the applicable PSU Agreement (including the applicable Performance Period and Performance Criteria), each PSU awarded to a Participant shall entitle the Participant to receive: (a) a fully paid up Share issued by the Corporation; (b) a Share purchased on the open market; (c) the Cash Equivalent; or (d) a combination thereof, as the case may be, upon determination by the Board on the Share Unit Vesting Determination Date that the vesting conditions (including the Performance Criteria) have been met and no later than the last day of the applicable Restriction Period.

Section 5.3 Vesting of PSUs.

Subject to the terms of this Plan and the applicable PSU Agreement, after the applicable Performance Period has ended, the holder of PSUs shall be entitled to receive payout on the value and number of PSUs, determined by the Board on the applicable Share Unit Vesting Determination Date as a function of the extent to which the corresponding Performance Criteria has been achieved. After the Board has determined that the Performance Criteria relating to PSUs credited to a Participant’s Account with respect to a Performance Period has been achieved, such PSUs shall entirely vest and be paid in accordance with Section 5.4. Notwithstanding any provision to the contrary in this Plan or the applicable PSU Agreement, the Board may, in its sole discretion, make adjustments to the calculation of any PSUs granted to Participants based on its assessment of the risk level, events that may impact the value of the PSUs or when calculations do not properly reflect all of the relevant considerations. Unless otherwise determined by the Board or except as may be required by the Employment Standards Legislation, all PSUs credited to a Participant’s Account with respect to a Performance Period, in respect of which the Performance Criteria have not been achieved, shall automatically be forfeited and be cancelled for no consideration on the Share Unit Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 5.4 Settlement of PSUs.

(1)    The applicable settlement period in respect of a particular PSU shall be determined by the Board. Except as otherwise provided in a PSU Agreement or any other provision of this Plan, all vested PSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but in all cases no later than the earlier of: (a) sixty (60) days following the applicable Share Unit Vesting Determination Date; and (b) for a PSU that can by its terms be settled for the Cash Equivalent at the election of the Corporation, three (3) years after the last day of the calendar year in which the performance of services for which such PSU was remuneration were first rendered (the "PSU Settlement Date"); provided that in the case of any U.S. Participant, the PSU Settlement Date shall be no later than March 15 of the calendar year following the calendar year of the last day of the applicable Performance Period unless such U.S. Participant is required to be an employee of the Corporation as of such later PSU Settlement Date. Following the receipt of such settlement, the PSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2)    The Board, in its sole discretion, may settle at the end of the applicable Performance Period vested PSUs by providing a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with

(a)    in the case of settlement of PSUs for their Cash Equivalent, delivery of a cheque, wire transfer of immediately available funds or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b)    in the case of settlement of PSUs for Shares, the issue of Shares by the Corporation or the delivery of Shares purchased on the Participant’s behalf on the open market;

(c)    in the case of settlement of the PSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above, together equivalent in value to the vested PSUs.

Section 5.5 Determination of Amounts.

(1)    For purposes of determining the Cash Equivalent of PSUs to be made pursuant to Section 5.4, such calculation will be made on the PSU Settlement Date based on the Fair Market Value on the PSU Settlement Date multiplied by the number of vested PSUs in the Participant’s Account to settle in cash.

(2)    For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of PSUs pursuant to Section 5.4, such calculation will be made on the PSU Settlement Date based on the whole number of Shares equal to the whole number of vested PSUs then recorded in the Participant’s Account to settle in Shares.

Section 5.6 PSU Agreements

PSUs shall be evidenced by a PSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The PSU Agreement shall contain such terms that may be considered necessary in order that the PSU will comply with any provisions respecting performance share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident (for tax purposes) or a citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Section 5.7 Grant of Dividend Equivalents

(1)    Unless otherwise set forth in a PSU Agreement, Dividend Equivalents shall be awarded in respect of all PSUs in a Participant’s Account every time dividends (other than share dividends) are paid on the Shares, as a bonus for services rendered in the year in which the relevant Dividend Payment Date occurs. On the Dividend Payment Date, the Corporation shall credit an additional number of PSUs to the Participant’s Account determined as per the following formula: (A x B)/C where:

"A"      represents the amount of the dividend per Share declared and paid on the Shares by the Corporation;

"B"      represents the number of PSUs listed in the Participant’s Account on the Dividend Record Date; and

"C"      represents the Fair Market Value of one Share on the Dividend Payment Date.

(2)    Any additional PSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 5.7 shall be subject to the same applicable Share Unit Vesting Determination Date, Performance Period, Performance Criteria, Restriction Period, vesting conditions, and PSU Settlement Date as the related PSUs in respect of which such additional PSUs are credited.

Article 6
RESTRICTED SHARE UNITS

Section 6.1 Nature of RSUs.

An RSU is an Award that, upon vesting, entitles the Participant to receive; (1) a fully paid up Share issued by the Corporation; (2) a Share purchased on the open market; (3) the Cash Equivalent; or (4) a combination thereof, as the case may be, all pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant; such conditions will be based on a Participant’s Active Employment or Active Engagement and other pre-established vesting conditions and objectives determined by the Board.

Section 6.2 RSU Awards.

(1)    Subject to the provisions herein set forth and any shareholder, regulatory or Stock Exchange approval which may be required, the Board shall, from time to time, in its sole discretion, determine the relevant conditions and vesting provisions and the Restriction Period of such RSUs, the whole subject to the terms and conditions prescribed in this Plan and in the applicable RSU Agreement.

(2)    In making such determination, the Board shall consider the timing of crediting RSUs, including crediting RSUs in connection with Dividend Equivalents, to a Participant’s Account, the vesting requirements and settlement timing applicable to such RSUs to ensure that the crediting of the RSUs to the Participant’s Account, the vesting requirements and settlement timing are not considered a "salary deferral arrangement" for the purposes of the Tax Act and any applicable provincial legislation.

(3)    Subject to the vesting and other conditions and provisions herein set forth and in the applicable RSU Agreement, each RSU awarded to a Participant shall entitle the Participant to receive: (a) a fully paid up Share issued by the Corporation; (b) a Share purchased on the open market; (c) the Cash Equivalent; or (d) a combination thereof, as the case may be, upon determination by the Board on the Share Unit Vesting Determination Date that the vesting conditions have been met and no later than the last day of the applicable Restriction Period.

Section 6.3 Vesting of RSUs.

Subject to the terms of this Plan and the applicable RSU Agreement, after the applicable vesting period has ended, the holder of RSUs shall be entitled to receive payout on the value and number of RSUs, determined by the Board on the applicable Share Unit Vesting Determination Date as a function of the extent to which the corresponding vesting criteria have been achieved. After the Board has determined that the vesting criteria relating to RSUs credited to a Participant’s Account have been achieved, such RSUs shall entirely vest and be paid in accordance with Section 6.4. Notwithstanding any provision to the contrary in this Plan or the applicable RSU Agreement, the Board may, in its sole discretion, make adjustments to the calculation of any RSUs granted to Participants based on its assessment of the risk level, events that may impact the value of the RSUs or when calculations do not properly reflect all of the relevant considerations. Unless otherwise determined by the Board, and except as may be required by the Employment Standards Legislation, all RSUs credited to a Participant’s Account in respect of which the vesting criteria have not been achieved, shall automatically be forfeited and be cancelled for no consideration on the Share Unit Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 6.4 Settlement of RSUs.

(1)    The applicable settlement period in respect of a particular RSU shall be determined by the Board. Except as otherwise provided in an RSU Agreement or any other provision of this Plan, all vested RSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but in all cases no later than the earlier of: (a) sixty (60) days following the applicable Share Unit Vesting Determination Date; and (b) for an RSU that can by its terms be settled for the Cash Equivalent at the election of the Corporation, three (3) years after the last day of the calendar year in which the performance of services for which such RSU was remuneration were first rendered (the "RSU Settlement Date"); provided that in the case of any U.S. Participant, the RSU Settlement Date shall be no later than March 15 of the calendar year following the last day of the calendar year in which the applicable vesting period ends, unless such U.S. Participant is required to be an employee of the Corporation as of such later RSU Settlement Date. Following the receipt of such settlement, the RSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2)    The Board, in its sole discretion, may settle vested RSUs by providing a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with:

(a)    in the case of settlement of RSUs for their Cash Equivalent, delivery of a cheque, wire transfer of immediately available funds or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b)    in the case of settlement of RSUs for Shares, delivery of the fully paid up Shares issued by the Corporation or purchased on the Participant’s behalf on the open market;

(c)    in the case of settlement of the RSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above, together equivalent in value to the vested RSUs.

Section 6.5 Determination of Amounts.

(1)    For purposes of determining the Cash Equivalent of RSUs to be made pursuant to Section 6.4, such calculation will be made on the RSU Settlement Date based on the Fair Market Value on the RSU Settlement Date multiplied by the number of vested RSUs in the Participant’s Account to settle in cash.

(2)    For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of RSUs pursuant to Section 6.4, such calculation will be made on the RSU Settlement Date based on the whole number of Shares equal to the whole number of vested RSUs then recorded in the Participant’s Account to settle in Shares.

Section 6.6 RSU Agreements.

RSUs shall be evidenced by an RSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The RSU Agreement shall contain such terms that may be considered necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Section 6.7 Grant of Dividend Equivalents.

(1)    Unless otherwise set forth in an RSU Agreement, Dividend Equivalents shall be awarded in respect of all RSUs in a Participant’s Account every time dividends (other than share dividends) are paid on the Shares, as bonus for services rendered in the year in which the relevant Dividend Payment Date occurs. On the Dividend Payment Date, the Corporation shall credit an additional number of RSUs, if any, to the Participant’s Account determined as per the following formula: (A x B)/C where:

"A"     represents the amount of the dividend per Share declared and paid on the Shares by the Corporation;

"B"     represents the number of RSUs listed in the Participant’s Account on the Dividend Record Date; and

"C"     represents the Fair Market Value of one Share on the Dividend Payment Date.

(2)    Any additional RSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 6.7 shall be subject to the same applicable Share Unit Vesting Determination Date, vesting conditions, and settlement dates as the related RSUs in respect of which such additional RSUs are credited.

Article 7
DEFERRED SHARE UNITS

Section 7.1 Nature of DSUs.

A DSU is an Award that, upon vesting, entitles the Participant, which, in the case of DSUs, shall not include Participants that are employees of the Corporation or any of its Subsidiaries, to receive (1) a fully paid up Share issued by the Corporation; (2) a Share purchased on the open market; (3) the Cash Equivalent; or (4) a combination thereof, as the case may be, for each DSU pursuant and subject to such restrictions and conditions as the Board may determine at the time of grant, provided that such conditions will be based on a Participant’s Active Engagement and other pre-established vesting conditions and objectives determined by the Board.

Section 7.2 DSU Awards.

(1)    Subject to the provisions herein set forth and any shareholder, regulatory or Stock Exchange approval which may be required, the Board shall, from time to time, in its sole discretion, determine the relevant conditions and any vesting provisions and the Restriction Period of such DSUs, the whole subject to the terms and conditions prescribed in this Plan and in the applicable DSU Agreement.

(2)    In making such determination, the Board shall consider the timing of crediting DSUs, including crediting DSUs in connection with Dividend Equivalents, to a Participant’s Account, the vesting requirements and settlement timing applicable to such DSUs to ensure that the crediting of the DSUs to the Participant’s Account, the vesting requirements and settlement timing are not considered a "salary deferral arrangement" for the purposes of the Tax Act and any applicable provincial legislation.

(3)    Subject to the vesting and other conditions and provisions set forth and in the applicable DSU Agreement, each DSU awarded to a Participant shall entitle the Participant to receive (a) a fully paid up Share issued by the Corporation; (b) a Share purchased on the open market; (c) the Cash Equivalent; or (d) a combination thereof, as the case may be, following determination by the Board on the Share Unit Vesting Determination Date that the vesting conditions have been met and no later than the last day of the applicable Restriction Period.

Section 7.3 Vesting of DSUs.

Subject to the terms of this Plan and the applicable DSU Agreement, if any, after the applicable vesting period has ended, the holder of DSUs shall be entitled to receive payout on the value and number of DSUs, determined by the Board on the applicable Share Unit Vesting Determination Date as a function of the extent to which the corresponding vesting criteria have been achieved. After the Board has determined that the vesting criteria relating to DSUs credited to a Participant’s Account have been achieved, such DSUs shall entirely vest and be paid in accordance with Section 7.4. Notwithstanding any provision to the contrary in this Plan or any applicable DSU Agreement, the Board may, in its sole discretion, make adjustments to the calculation of any DSUs granted to Participants based on its assessment of the risk level, events that may impact the value of the DSUs or when calculations do not properly reflect all of the relevant considerations. Unless otherwise determined by the Board and except as may be required by the Employment Standards Legislation, all DSUs credited to a Participant’s Account in respect of which the vesting criteria have not been achieved shall automatically be forfeited and be cancelled for no consideration on the Share Unit Vesting Determination Date and, in any event, no later than the last day of the Restriction Period.

Section 7.4 Settlement of DSUs.

(1)    The applicable settlement date in respect of a particular DSU shall be determined by the Board and set forth in the applicable DSU Agreement. Except as otherwise provided in a DSU Agreement or any other provision of this Plan, all vested DSUs shall be settled as soon as practicable following the applicable Share Unit Vesting Determination Date but in all cases no earlier than the Participant’s Termination Date and no later than the last day of the calendar year following the calendar year in which Participant’s Termination Date occurs (the "DSU Settlement Date"). If the DSU Agreement does not establish a date for the settlement of the DSUs, then the DSU Settlement Date shall be the Participant’s Termination Date. Following the receipt of such settlement, the DSU so settled shall be of no value whatsoever and shall be removed from the Participant’s Account.

(2)    The Board, in its sole discretion, may settle vested DSUs by providing a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) with:

(a)    in the case of settlement of DSUs for their Cash Equivalent, delivery of a cheque, wire transfer of immediately available funds or any other form of payment deemed acceptable by the Board to the Participant representing the Cash Equivalent;

(b)    in the case of settlement of DSUs for Shares, the issue of fully paid up Shares by the Corporation or deliver of Shares purchased on the Participant’s behalf on the open market;

(c)    in the case of settlement of the DSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above, together equivalent in value to the vested DSUs.

Section 7.5 Determination of Amounts.

(1)    For purposes of determining the Cash Equivalent of DSUs to be made pursuant to Section 7.4, such calculation will be made on the DSU Settlement Date based on the Fair Market Value on the DSU Settlement Date multiplied by the number of vested DSUs in the Participant’s Account to settle in cash. For greater certainty, no amount or benefit shall be granted to a Participant for the purpose of reducing the impact, in whole or in part, of any reduction in the Fair Market Value of the Shares.

(2)    For the purposes of determining the number of Shares to be issued or delivered to a Participant upon settlement of DSUs pursuant to Section 7.4, such calculation will be made on the DSU Settlement Date based on the whole number of Shares equal to the whole number of vested DSUs then recorded in the Participant’s Account to settle in Shares.

Section 7.6 DSU Agreements.

DSUs shall be evidenced by a DSU Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The DSU Agreement shall contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting deferred share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Section 7.7 Grant of Dividend Equivalents.

(1)     Unless otherwise set forth in a DSU Agreement, Dividend Equivalents shall be awarded in respect of all DSUs in a Participant’s Account every time dividends (other than share dividends) are paid on the Shares. On the Dividend Payment Date, the Corporation shall credit an additional number of DSUs, if any, to the Participant’s Account determined as per the following formula: (A x B)/C where:

"A"       represents the amount of the dividend per Share declared and paid on the Shares by the Corporation;

"B"       represents the number of DSUs listed in the Participant’s Account on the Dividend Record Date; and

"C"       represents the Fair Market Value of one Share on the Dividend Payment Date.

(2)    Any additional DSUs credited to a Participant’s Account as a Dividend Equivalent pursuant to this Section 7.7 shall be subject to the same applicable Share Unit Vesting Determination Date, vesting conditions and settlement dates, if any, as the DSUs in respect of which such additional DSUs are credited.

Article 8
GENERAL CONDITIONS

Section 8.1 General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1)    Vesting Period. Each Award granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Award.

(2)    Employment. Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee by the Corporation or a Subsidiary to the Participant of employment or another service relationship with the Corporation or a Subsidiary. The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ or service in any capacity. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or any of its Affiliates in connection with the employment, retention or termination of any such Participant.

(3)    Grant of Awards. Eligibility to participate in this Plan does not confer upon any Eligible Participant any right to be granted Awards pursuant to this Plan at any time. Granting Awards to any Eligible Participant does not confer upon any Eligible Participant the right to receive nor preclude such Eligible Participant from receiving any additional Awards at any time, or similar awards, or benefits in lieu of similar awards including without limitation during any common law period of reasonable notice of termination to which the Participant may be entitled, and even if the Participant has been repeatedly awarded grants of Options.

(4)    Voluntary Participation. Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship or employment with the Corporation or any Subsidiary.

(5)    Rights as a Shareholder. Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares underlying such Participant’s Awards by reason of the grant of such Awards until such Awards have been duly exercised, as applicable, and settled and Shares have been issued or purchased on the open market, as applicable.

(6)    Conformity to Plan. In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan. In the event of conflicting provisions contained within any applicable Grant Agreement, the Board shall have sole discretion to determine the prevailing provision and interpretation thereof.

(7)    Transferrable Awards. Except as specifically provided in a Grant Agreement approved by the Board, each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, monetized, securitized, assigned or otherwise encumbered or disposed of on pain of nullity.

(8)    Participant’s Entitlement. Except as otherwise provided in this Plan or unless the Board permits otherwise, upon any Subsidiary ceasing to be a subsidiary of the Corporation, Awards previously granted under this Plan that, at the time of such change, are held by a Person who is a director, executive officer, employee or consultant of such Subsidiary and not of the Corporation itself, shall be treated as if the Participant ceased to be an Eligible Participant pursuant to Section 8.3(1)(b) with the Termination Date thereunder being the date the Subsidiary of which such Person was a director, executive officer, employee or consultant ceased to be a subsidiary of the Corporation.

Section 8.2 No Other Employee Benefits.

The grant of an Award, or the amount or value deemed to be or received by a Participant as a result of the exercise or settlement of an Award or as a result of the sale of a Share received or purchased upon the exercise or settlement of an Award will not constitute compensation with respect to which any other employee benefits of that Participant are determined including benefits under any bonus, pension, profit-sharing, insurance and salary continuation plan, except as otherwise specifically determined by the Board, nor will it be a basis to calculate any overtime, any amount of termination or severance after the Participant’s Termination Date, or any long-service awards, bonuses, pension or retirement income or similar payments, and by participating in the Plan and accepting any Awards hereunder, the recipient of the Award waives any claim on the foregoing basis. In the event that the employment or service relationship of the Participant is terminated by the Corporation either with or without Cause, the Participant shall have no rights to any particular grants which have been made to him or her other than as set forth in the Plan, the applicable Grant Agreement, or in any other written agreement entered into between the Corporation and the Participant, and the Participant will not be entitled to recover damages nor to be paid any benefits or to recover any compensation which the Participant would or may otherwise have been entitled to under the Plan if the Participant had remained Actively Employed or Actively Engaged.

Section 8.3 General Conditions Applicable on Termination.

(1)    Unless otherwise determined by the Board or as otherwise provided in the applicable Grant Agreement, each Award shall be subject to the following conditions, as applicable:

(a)    Termination for Cause and Resignation. Upon a Participant ceasing to be an Eligible Participant for Cause or as a result of his or her resignation (other than Retirement) from the Corporation or a Subsidiary:

(i)    any PSUs granted to such Participant (whether vested or unvested) (and all related Dividend Equivalents) shall immediately cease to vest (if applicable) and shall be cancelled and forfeited for no consideration on the Termination Date;

(ii)    (A) any RSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) shall immediately cease to vest and shall be cancelled and forfeited for no consideration on the Termination Date (and for clarity there shall be no pro-rated vesting of RSUs up to the Termination Date); and (B) any RSUs granted to such Participant which have vested up to the Termination Date (and all related Dividend Equivalents) may be settled on the applicable RSU Settlement Date in accordance with Section 6.4;

(iii)    any DSUs granted to such Participant (and all related Dividend Equivalents) shall immediately vest and shall be settled on the applicable DSU Settlement Date; and

(iv)    (A) any Options and Share Appreciation Rights granted to such Participant which are unvested on the Termination Date shall immediately cease to vest and shall be cancelled and forfeited for no consideration, and shall cease to be exercisable, on the Termination Date (and for clarity there shall be no pro-rated vesting of Options or Share Appreciation Rights up to the Termination Date); and (B) any Options or Share Appreciation Rights granted to such Participant which have vested up to the Termination Date will remain exercisable until the earlier of: (I) ninety (90) days after the Termination Date; and (II) the expiry of the applicable Option Term for such Options (and any corresponding Share Appreciation Rights, if any), after which time all such Options and Share Appreciation Rights that have not been exercised shall immediately be cancelled and forfeited for no consideration, and shall cease to be exercisable, on such date (provided that, if the end of such period during which Options or Share Appreciation Rights may be exercised falls during or within ten (10) days of the end of a Black-Out Period, the provisions of Section 3.4(2) shall apply to extend the end of such period to the tenth (10th) Business Day following the end of such Black-Out Period).

(a)    Termination without Cause or Retirement. Upon a Participant ceasing to be an Eligible Participant as a result of his or her termination of employment or engagement without Cause or as a result of his or her Retirement:

(i)    (A) any PSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) will vest on a pro rata basis up to the Termination Date based on the Performance Period that has elapsed up to the Termination Date. The pro-rated number of such PSUs which have vested up to the Termination Date under this clause (A) may be adjusted by the Board, in its sole discretion, based on its assessment of the risk level, events that may impact the value of the PSUs or when the pro rata calculations do not properly reflect all of the relevant considerations; (B) any PSUs granted to such Participant which have vested up to the Termination Date (including pursuant to clause (A) above) (and all related Dividend Equivalents) shall be settled on the Termination Date based on the Fair Market Value as of the Termination Date; and (C) any PSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) which do not vest in accordance with clause (A) above shall cease to vest and be cancelled and forfeited for no consideration on the Termination Date;

(ii)    (A) any RSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) will vest on a pro rata basis up to the Termination Date; (B) any RSUs granted to such Participant which have vested up to the Termination Date (including pursuant to clause (A) above) (and all related Dividend Equivalents) may be settled by the Participant in accordance with Section 6.4; and (C) any RSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) which do not vest in accordance with clause (A) above shall cease to vest and be cancelled and forfeited for no consideration on the Termination Date;

(iii)    any DSUs granted to such Participant (and all related Dividend Equivalents) shall immediately vest and shall be settled on the applicable DSU Settlement Date; and

(iv)    (A) any Options and Share Appreciation Rights granted to such Participant which are unvested on the Termination Date shall immediately cease to vest and shall be cancelled and forfeited for no consideration, and shall cease to be exercisable, on the Termination Date (and for clarity there shall be no pro-rated vesting of Options or Share Appreciation Rights up to the Termination Date); and (B) any Options or Share Appreciation Rights granted to such Participant which have vested up to the Termination Date will remain exercisable until the earlier of (I) ninety (90) days after the Termination Date and (II) the expiry of the applicable Option Term for such Options (and any corresponding Share Appreciation Rights, if any), after which time all such Options and Share Appreciation Rights that have not been exercised shall immediately be cancelled and forfeited for no consideration, and shall cease to be exercisable, on such date (provided that, if the end of such period during which Options or Share Appreciation Rights may be exercised falls during or within ten (10) days of the end of a Black-Out Period, the provisions of Section 3.4(2) shall apply to extend the end of such period to the tenth (10th) Business Day following the end of such Black-Out Period).

(b)    Disability. Upon a Participant ceasing to be an Eligible Participant as a result of his or her Disability:

(i)    (A) any PSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) will vest on a pro rata basis up to the Termination Date based on the portion of the Performance Period that has elapsed up to the Termination Date. The pro-rated number of such PSUs which have vested up to the Termination Date under this clause (A) may be adjusted by the Board, in its sole discretion, based on its assessment of the risk level, events that may impact the value of the PSUs or when the pro rata calculations do not properly reflect all of the relevant considerations ; (B) any PSUs granted to such Participant which have vested up to the Termination Date (including pursuant to clause (A) above) (and all related Dividend Equivalents) shall be settled on the Termination Date based on the Fair Market Value as of the Termination Date; and (C) any PSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) which do not vest in accordance with clause (A) above shall cease to vest and be cancelled and forfeited for no consideration on the Termination Date;

(ii)    (A) any RSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) will vest on a pro rata basis up to the Termination Date; (B) any RSUs granted to such Participant which have vested up to the Termination Date (including pursuant to clause (A) above) (and all related Dividend Equivalents) may be settled by the Participant in accordance with Section 6.4; and (C) any RSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) which do not vest in accordance with clause (A) above shall cease to vest and be cancelled and forfeited for no consideration on the Termination Date;

(iii)    any DSUs granted to such Participant (and all related Dividend Equivalents) shall immediately vest and shall be settled on the applicable Termination Date; and

(iv)    (A) any Options and Share Appreciation Rights granted to such Participant which are unvested on the Termination Date shall immediately cease to vest and shall be cancelled and forfeited for no consideration, and shall cease to be exercisable, on the Termination Date (and for clarity there shall be no pro-rated vesting of Options or Share Appreciation Rights up to the Termination Date); and (B) any Options or Share Appreciation Rights granted to such Participant which have vested up to the Termination Date will remain exercisable until the earlier of (I) ninety (90) days after the Termination Date and (II) the expiry of the applicable Option Term for such Options (and any corresponding Share Appreciation Rights, if any), after which time all such Options and Share Appreciation Rights that have not been exercised shall immediately be cancelled and forfeited for no consideration, and shall cease to be exercisable, on such date (provided that, if the end of such period during which Options or Share Appreciation Rights may be exercised falls during or within ten (10) days of the end of a Black-Out Period, the provisions of Section 3.4(2) shall apply to extend the end of such period to the tenth (10th) Business Day following the end of such Black-Out Period).

(c)    Death. Upon a Participant ceasing to be an Eligible Participant as a result of his or her death:

(i)    (A) any PSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) will vest on a pro rata basis up to the Termination Date based on the portion of the Performance Period that has elapsed up to the Termination Date. The pro-rated number of such PSUs which have vested up to the Termination Date under this clause (A) may be adjusted by the Board, in its sole discretion, based on its assessment of the risk level, events that may impact the value of the PSUs or when the pro rata calculations do not properly reflect all of the relevant considerations ; (B) any PSUs granted to such Participant which have vested up to the Termination Date (including pursuant to clause (A) above) (and all related Dividend Equivalents) shall be settled on the Termination Date based on the Fair Market Value as of the Termination Date; and (C) any PSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) which do not vest in accordance with clause (A) above shall cease to vest and be cancelled and forfeited for no consideration on the Termination Date;

(ii)    (A) any RSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) will vest on a pro rata basis up to the Termination Date; (B) any RSUs granted to such Participant which have vested up to the Termination Date (including pursuant to clause (A) above) (and all related Dividend Equivalents) may be settled by the Participant in accordance with Section 6.4; and (C) any RSUs granted to such Participant which are unvested on the Termination Date (and all related Dividend Equivalents) which do not vest in accordance with clause (A) above shall cease to vest and be cancelled and forfeited for no consideration on the Termination Date;

(iii)    any DSUs granted to such Participant (and all related Dividend Equivalents) shall immediately vest and shall be settled on the applicable Termination Date; and

(iv)    (A) any Options and Share Appreciation Rights granted to such Participant which are unvested on the Termination Date shall immediately cease to vest and shall be cancelled and forfeited for no consideration, and shall cease to be exercisable, on the Termination Date (and for clarity there shall be no pro-rated vesting of Options or Share Appreciation Rights up to the Termination Date); and (B) any Options or Share Appreciation Rights granted to such Participant which have vested up to the Termination Date will remain exercisable until the earlier of (I) one (1) year after the Termination Date and (II) the expiry of the applicable Option Term for such Options (and any corresponding Share Appreciation Rights, if any), after which time all such Options and Share Appreciation Rights that have not been exercised shall immediately be cancelled and forfeited for no consideration, and shall cease to be exercisable, on such date (provided that, if the end of such period during which Options or Share Appreciation Rights may be exercised falls during or within ten (10) days of the end of a Black-Out Period, the provisions of Section 3.4(2) shall apply to extend the end of such period to the tenth (10th) Business Day following the end of such Black-Out Period).

Upon the death of a Participant, the Participant’s rights if any shall only be exercisable by the administrator, executor or liquidator of the Participant’s estate, as the case may be.

(d)    Termination in Connection with a Change of Control. Notwithstanding Section 8.3(1)(a) and Section 8.3(1)(b), but subject to the terms of a Participant’s Employment Agreement or Grant Agreement, as applicable, upon a Participant ceasing to be an Eligible Participant as a result of a termination without Cause or as a result of his or her resignation for Good Reason within twelve (12) months of a Change of Control:

(i)    all PSUs and RSUs (whether vested or unvested) granted to such Participant (and any Dividend Equivalents) shall vest (if applicable) and shall be settled on the applicable Termination Date (based on the vesting terms);

(ii)    any DSUs granted to such Participant shall immediately vest and shall be settled on the applicable DSU Settlement Date; and

(iii)      any Options and Share Appreciation Rights granted to such Participant which are unvested on the applicable Termination Date will immediately vest and will remain exercisable until the earlier of (A) ninety (90) days after the Termination Date and (B) the expiry of the applicable Option Term for such Options (and any corresponding Share Appreciation Rights, if any), after which time all such Options and Share Appreciation Rights shall immediately be cancelled and forfeited for no consideration, and shall cease to be exercisable (provided that if such Options cannot vest or become exercisable during such ninety (90) day period, such Options shall be surrendered by the Participant in exchange for a cash payment of their Intrinsic Value on the last day of such period and provided further that, if the end of such period during which Options or Share Appreciation Rights may be exercised falls during or within ten (10) days of the end of a Black-Out Period, the provisions of Section 3.4(2) shall apply to extend the end of such period to the tenth (10th) Business Day following the end of such Black-Out Period);

provided that any reference to Awards under this Section 8.3(1)(e) shall be deemed to include reference to any applicable Replacement Awards.

(2)    Rights of Participant. The rights of a Participant pursuant to this Section 8.3 are the only rights to which the Participant (or his or her estate) is entitled on a termination of employment with respect to such Participant’s Options, Share Appreciation Rights, PSUs, RSUs and DSUs.

(3)    Unvested Awards. Other than as provided herein, if any portion of an Award has not vested by the Termination Date, that portion of such Award may not, under any circumstances, be exercised by the Participant after the Termination Date.

(4)    Waiver of Common Law Damages and Employment Acknowledgments. By participating in this Plan and accepting any Awards hereunder, the Participant:

(a)    acknowledges and agrees that the Participant shall have no entitlement to damages or other compensation arising from or related to not receiving any grants of Awards that would have accrued to the Participant after the Participant’s Termination Date. For clarity, except for the minimum period of notice of termination required to be provided pursuant to the Employment Standards Legislation (if any and if applicable), no period of common law reasonable notice shall be used for purposes of calculating a Participant’s entitlements under the Plan, or any agreement entered into in connection with same, including any Grant Agreement;

(b)    waives the right to receive damages or payment in lieu of any forfeited remuneration or grant under the Plan, or any agreement entered into in connection with same, including any Grant Agreement, that would have accrued or been provided during any common law reasonable notice period that exceeds Participant’s minimum statutory notice of termination period under the Employment Standards Legislation (if any and if applicable);

(c)    represents, warrants and acknowledges that: (i) Participant has received a copy of the Plan; (ii) the terms and conditions of the Plan are fair and reasonable and Participant will not make a claim to the contrary; and (iii) Participant has read and understood the Plan and any agreement entered into in connection with same, including any applicable Grant Agreement, and agrees to the terms and conditions thereof including, without limitation, those terms, conditions and definitions set out in Section 8.3 (General Conditions Applicable on Termination) and Section 11.3 (Clawback); and

(d)    specifically represents, warrants and acknowledges that the Participant has read and understood the terms and conditions set out in this Section 8.3(4), which, (i) state that a Participant shall have no entitlement to damages or other compensation arising from or related to not receiving any grants of Awards that would have accrued to the Participant after the Participant’s Termination Date; and (ii) have effect that no period of contractual or common law reasonable notice of termination that exceeds a Participant’s minimum statutory notice of termination period under the Employment Standards Legislation (if any and if applicable), shall be used for the purposes of calculating a Participant’s entitlement under the Plan.

Article 9
COMPLIANCE WITH U.S. TAX LAWS

The provisions of this Article 9 shall apply solely to Participants who are subject to taxation under the U.S. Code.

Section 9.1 Special Provisions Related to Section 409A of the U.S. Code.

(1)    General. It is the intention, but not the obligation, that the Board design payments and benefits provided under this Plan and design any Award so that it shall either be exempt from the application of, or comply with, the requirements of the Nonqualified Deferred Compensation Rules. The Plan and all Grant Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Corporation, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. With respect to any Award that is considered "deferred compensation" under the Nonqualified Deferred Compensation Rules, to the extent that any amount or benefit in favour of a U.S. Participant would otherwise be payable or distributable under this Plan or any Grant Agreement by reason of the occurrence of a Change of Control or the U.S. Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the U.S. Participant by reason of such circumstance unless: (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the description or definition of "change in control event," "disability," or "separation from service," as the case may be, in Section 409A and applicable proposed or final treasury regulations thereunder, and (ii) the payment or distribution of such amount or benefit would otherwise comply with Section 409A and not subject the U.S. Participant to taxes and interest pursuant to Section 409A. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under this Plan or any Grant Agreement.

(2)    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Corporation shall determine which Awards or portions thereof will be subject to such exemptions.

(3)    Plan Amendments to Comply with Section 409A. Notwithstanding anything to the contrary in the Plan or otherwise, the Board shall retain the power and authority to amend or modify this Plan to the extent the Board in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A. Such amendments may be made without the approval of any U.S. Participant.

(4)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Grant Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Grant Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Board under the Nonqualified Deferred Compensation Rules, including Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(a)    the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided, without interest, on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the "Required Delay Period"); and

(b)    the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term "Specified Employee" has the meaning given such term in the Nonqualified Deferred Compensation Rules; provided, however, that, as permitted in such final regulations, the Corporation’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Corporation, including this Plan.

(5)    Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term "series of installment payments" has the meaning provided in the Nonqualified Deferred Compensation Rules.

(6)    Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from the Nonqualified Deferred Compensation Rules, the Corporation may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 9.1(3) above, (a) if such 60-day period begins and ends in a single calendar year, the Corporation may make or commence payment at any time during such period at its discretion, and (b) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.

(7)    Permitted Acceleration. The Corporation shall have the sole authority to make any accelerated distribution permissible under the Nonqualified Deferred Compensation Rules to Participants of deferred amounts, provided that such distribution(s) meets the requirements of the Nonqualified Deferred Compensation Rules.

Article 10
ADJUSTMENTS AND AMENDMENTS

Section 10.1 Adjustment to Shares Subject to Outstanding Awards.

At any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award or the forfeiture or cancellation of such Award, in the event of: (1) any subdivision of the Shares into a greater number of Shares; (2) any consolidation of Shares into a lesser number of Shares; (3) any reclassification, reorganization or other change affecting the Shares; (4) any merger, amalgamation, consolidation or other transaction pursuant to which the Shares are converted into other property, whether in the form of securities of another Person, cash or otherwise; (5) any distribution to all holders of Shares or other securities in the capital of the Corporation, of cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit); or (6) any transaction or change having a similar effect, then the Board shall in its sole discretion, subject to the required approval of a Stock Exchange (if any), determine the appropriate adjustments or substitutions to be made in such circumstances in order to maintain the economic rights of the Participant in respect of such Award in connection with such occurrence or change, including but not limited to:

(a)    adjustments to the Option Price without any change in the total price applicable to the unexercised portion of any Options granted under the Plan;

(b)    adjustments to the number or kind of Shares to which the Participant is entitled upon exercise or settlement of such Award;

(c)    adjustments permitting the immediate exercise of any outstanding Awards that are not otherwise exercisable (subject, in the case of a DSU that can by its terms be settled for the Cash Equivalent at the election of the Corporation, to any requirements of Regulation 6801(d) under the Tax Act); or

(d)    adjustments to the number or kind of Shares reserved for issuance pursuant to the Plan.

Notwithstanding the foregoing, no such adjustment shall be authorized with respect to any Options or Share Appreciation Rights held by Participants who are United States taxpayers to the extent that such adjustment would cause the Option (determined as if all such Options were Incentive Stock Options whether or not so designated) to violate Section 424(a) of the U.S. Code or would otherwise subject any Participant to taxation under Section 409A of the U.S. Code.

Section 10.2 Change of Control.

(1)    Despite any other provision of this Plan, but subject to Section 10.2(2) and Section 10.2(3), in the event of a Change of Control, all Participants shall be provided with Replacement Awards in accordance with Section 10.2(3) effective on or immediately after the time of such Change of Control.

(2)    If, upon a Change of Control, the requirements of Section 10.2(1) (and the requirements of Section 10.2(3) referenced therein) have not been satisfied, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or Awards (including, for greater certainty, to cause the vesting of all unvested Awards (including on the basis of up to the maximum level of achievement of any Performance Criteria, if applicable)) to assist the Participants to tender into any take-over bid or other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or any other transaction leading to a Change of Control, the Board may, in its sole discretion, conditionally settle Awards and/or permit Participants to conditionally exercise their Awards, such conditional exercise or settlement to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 10.2(2) is not completed within the time specified therein (as same may be extended), then notwithstanding this Section 10.2(2)  or the definition of "Change of Control": (a) any conditional exercise or settlement of Awards shall be deemed to be null, void and of no effect, and such conditionally exercised or settled Awards shall for all purposes be deemed not to have been exercised or settled, as applicable; (b) Shares which were issued pursuant to exercise or settlement of Awards which vested pursuant to this Section 10.2(2)  shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares; and (c) the original terms applicable to Awards which vested pursuant to this Section 10.2(2) shall be reinstated.

(3)    In the event of a Change of Control, an award shall be considered a "Replacement Award" for the purposes of Section 10.2(1) if the Board (as constituted immediately before the Change of Control) determines, in its sole discretion, that such award meets the following requirements:

(a)    it has a value equal to the value of the Award intended to be replaced by the Replacement Award (or, if the value is less, it is only less to the extent necessary to meet the criteria in Subsection 7(1.4) of the Tax Act to the extent applicable) (each such replaced Award, a "Replaced Award") as of the date of the Change of Control;

(b)    it relates to publicly traded equity securities of: (i) the Corporation; (ii) the entity surviving the Corporation following the Change of Control; or (iii) the parent entity of such surviving entity;

(c)    it contains terms relating to vesting that are substantially identical to those of the Replaced Award (except that for any Replaced Award that is performance-based, the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable Performance Period (or such shorter period as determined by the Board) and the level of achievement of the Performance Criteria in respect of the applicable Performance Period shall be deemed to be the maximum level of achievement of the Performance Criteria); and

(d)    its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control, provided that, without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of this Section 10.2(3) are satisfied.

Section 10.3 Amendment or Discontinuance of the Plan.

(1)    Subject to Section 10.3(2), the Board may suspend or terminate the Plan at any time, or from time to time amend or revise the terms of the Plan or any granted Awards without the consent of the Participants, provided that such suspension, termination, amendment or revision shall:

(a)    not adversely alter or impair the rights or tax treatment of any Participant, without the consent of such Participant except as permitted by the provisions of the Plan;

(b)    be in compliance with applicable law and with the prior approval, if required, of the shareholders of the Corporation, a Stock Exchange or any other regulatory body having authority over the Corporation; and

(c)    be subject to shareholder approval, where required by law or the requirements of a Stock Exchange, provided that the Board may, from time to time, in its absolute discretion and without approval of the shareholders of the Corporation make the following amendments to this Plan or any granted Awards:

(i)     any amendment to the vesting provision, if applicable, of the Awards;

(ii)    any amendment to the expiration date of an Award that does not extend the terms of the Award past the original date of expiration of such Award;

(iii)    any amendment regarding the effect of termination of a Participant’s employment or engagement;

(iv)    any amendment to the terms and conditions of grants of PSUs, RSUs or DSUs, including the Performance Criteria, as applicable, quantity, type of Award, grant date, vesting periods, settlement date and other terms and conditions with respect to the Awards, provided that, with respect to any Award that is considered "deferred compensation" under the Nonqualified Deferred Compensation Rules, no such amendment shall cause such Award to violate the Nonqualified Deferred Compensation Rules;

(v)     any amendment which accelerates the date on which any Award may be exercised or payable, as applicable, under the Plan;

(vi)    any amendment to the definition of an Eligible Participant under the Plan (other than with respect to Eligible Participants who are eligible to receive an Award of Incentive Stock Options), it being understood that, as applicable, any amendment aimed at expanding the scope of Persons that may be eligible under the Plan will not be made without obtaining the approval of the shareholders of the Corporation as may be required under the rules of any Stock Exchange on which the Shares are listed at the applicable time;

(vii)    any amendment necessary to comply with applicable law or the requirements of a Stock Exchange or any other regulatory body;

(viii)     any amendment of a "housekeeping" nature, including to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan;

(ix)    any amendment regarding the administration of the Plan;

(x)    any amendment to add a provision permitting the grant of Awards settled otherwise than with fully paid up Shares issued by the Corporation; and

(xi)    any other amendment that does not require the approval of the holders of Shares under Section 10.3(2).

(2)    Notwithstanding Section 10.3(1), the Board shall be required to obtain shareholder approval to make the following amendments:

(a)    any amendment to increase the maximum number of Shares issuable pursuant to the Plan, either as a fixed number or fixed percentage of outstanding capital represented by such Shares;

(b)    except in the case of an adjustment pursuant to Article 10, any reduction in the Option Price of an Option or any cancellation and replacement of an Option with an Option with a lower Option Price (including any adjustment to a Share Appreciation Right having the foregoing effect);

(c)    any amendment which increases the length of the period after a Black-Out Period during which Awards or any rights pursuant thereto may be exercised;

(d)    any extension of the term of an Award beyond the original expiry date;

(e)    any amendment which increases the maximum number of Shares that may be issuable to Insiders at any time pursuant to the Insider participation limit;

(f)    any amendment which would allow for the transfer or assignment of Awards under the Plan, other than for normal estate settlement purposes;

(g)    any amendment which increases the maximum number of Shares that may be issuable upon exercise of Incentive Stock Options or modifies the definition of Eligible Participant used for purposes of determining eligibility for the grant of an Incentive Stock Option; and

(h)    any amendment to the amendment provisions of the Plan;

provided that Shares held directly or indirectly by Insiders benefiting from the amendments shall be excluded when obtaining such shareholder approval if required pursuant to the rules of any Stock Exchange.

(3)    The Board may, by resolution, advance the date on which any Award may be exercised or payable (subject, in the case of a DSU that can by its terms be settled for the Cash Equivalent at the election of the Corporation, to any requirements of Regulation 6801(d) under the Tax Act) or, subject to applicable regulatory provisions, including any rules of a Stock Exchange extend the expiration date of any Award, in the manner to be set forth in such resolution, provided that the period during which an Option or Share Appreciation Right is exercisable or a PSU, RSU or DSU remains outstanding does not exceed: (a) in the case of Options and Share Appreciation Rights, ten (10) years from the date the applicable Option or Share Appreciation Right is granted; and (b) in the case of PSUs, RSUs and DSUs, the last day of the Restriction Period in respect of such PSUs, RSUs or DSUs. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option or Share Appreciation Right may be exercised or any PSU, RSU and DSU may remain outstanding by any other Participant.

Article 11
MISCELLANEOUS

Section 11.1 Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent or trustee to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 11.2 Tax Withholding and Deduction.

(1)    Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments (including, for greater certainty, payments of Cash Equivalent) to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) under the Plan shall be made net of applicable taxes and social security and other source deductions. The Board shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Shares (including through delivery of previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Board deems appropriate, provided that an Award to which Section 7 of the Tax Act is intended to apply shall not be wholly or partially settled in cash with respect to such tax withholding obligations unless the Participant is first provided with an opportunity to satisfy such tax withholding obligations through other means satisfactory to the Board.

(2)    Participants will be responsible for (and will indemnify the Corporation and any Affiliate in respect of) all Participant taxes, social security contributions and other liabilities arising out of or in connection with any Award or the acquisition, holding or disposal of Shares. If the Corporation or any Affiliate or the trustee of any employee benefit trust has any liability to pay or account for any such tax or contribution, it may meet the liability by:

(a)    selling Shares to which the Participant becomes entitled on his behalf and using the proceeds to meet the liability;

(b)    deducting the amount of the liability from any cash payment due under this Plan; and/or

(c)    reducing the number of Shares to which the Participant would otherwise be entitled.

(3)    Without the prior consent of the Board, a Canadian tax resident Participant shall not settle any tax or social security contributions, or other such liabilities, by the sale of Shares, acquired through a prior Award, to the Corporation.

Section 11.3 Clawback.

(1)    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or Stock Exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or Stock Exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or Stock Exchange listing requirement, including the Corporation’s Clawback Policy).

(2)     Without limiting the generality of the foregoing:

(a)    if the Participant is subject to, or becomes subject to: (i) an agreement with the Corporation or any of its Subsidiaries containing non-competition, non-solicitation, confidentiality, and/or any other restrictive covenants ("Restrictive Covenants") (including, for greater certainty, Restrictive Covenants contained in the Participant’s Employment Agreement or service, if any); or (ii) any policy adopted by the Corporation applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes any Awards (a "Forfeiture Policy"), the Participant’s rights under the Plan and in the applicable Grant Agreement(s) shall be subject to the Participant’s compliance with any such Restrictive Covenants or Forfeiture Policy, to the extent permitted by applicable law; and

(b)    where the Participant is determined by the Corporation or any of its Subsidiaries to have breached: (i) any Restrictive Covenant(s); (ii) the Clawback Policy; or (iii) any Forfeiture Policy, the Board, in its sole and absolute discretion, may cause all outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any Award, or any Shares received or purchased upon the exercise or settlement of any Awards, to be subject to forfeiture and disgorgement to the Corporation, with interest and other related earnings, in accordance with the terms of this Section 11.3 and the terms of the Clawback Policy or any Forfeiture Policy, if and as applicable.

(3)    In addition, the Board may require forfeiture and disgorgement to the Corporation of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired, received or purchased upon the exercise or settlement of Awards, with interest and other related earnings, to the extent required by law or applicable Stock Exchange listing standards and any related policy adopted by the Corporation.

(4)    Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Board, and to cause any and all permitted transferees of the Participant to cooperate fully with the Board, to effectuate any forfeiture or disgorgement required hereunder. Neither the Board nor the Corporation nor any other Person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 11.3.

Section 11.4 Securities Law Compliance.

(1)    The Plan (including any amendments to it), the terms of the grant of any Award under the Plan, the grant of any Award and the exercise of any Options or Share Appreciation Rights, and the Corporation’s obligation to sell and deliver Shares in respect of any Awards, shall be subject to all applicable federal, provincial, territorial, state and foreign laws, rules and regulations, the rules and regulations of a Stock Exchange, the Exchange Act, and to such approvals by any regulatory or governmental agency as may, as determined by the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue, sell or deliver Shares in violation of such laws, rules and regulations, the Exchange Act, or any condition of such approvals.

(2)    No Awards shall be granted, and no Shares shall be issued, sold or delivered hereunder, where such grant, issue, sale or delivery would require registration of the Plan or of the Shares under the securities laws of any jurisdiction or the filing of any prospectus for the qualification of same thereunder unless such registration, filing or qualification shall have occurred, or the Corporation has determined, in its sole discretion, to complete such registration, filing or qualification, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(3)    The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance, such Shares shall have been duly listed with a Stock Exchange. The Corporation cannot guarantee that the Shares will be listed or quoted on a Stock Exchange. Shares issued, sold or delivered to Participants under the Plan may be subject to limitations on sale or resale under applicable securities laws.

(4)    If Shares cannot be issued or delivered to a Participant upon the exercise or settlement of an Award due to legal or regulatory restrictions, the obligation of the Corporation to issue or deliver such Shares shall terminate. Any funds paid to the Corporation in connection with the exercise or settlement of such Award will be returned to the applicable Participant as soon as practicable.

Section 11.5 Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 11.6 Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and without recourse to conflict of laws rules.

Section 11.7 Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan. With respect to ISOs, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

Section 11.8 Currency

Unless otherwise specifically determined by the Board, all Awards and payments pursuant to such grants shall be determined in Canadian currency. The Board shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to Canadian dollars. In the event payments are made in local currency, the Board may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

Section 11.9 Effective Date of the Plan

The Plan is effective as of June 20, 2024 (the "Effective Date").